UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2010

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5259 Jackson Road
Montgomery, TX 77316
(Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

__________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03    Creation of a Direct Financial Obligation

On May 20, 2010, Global Security Agency Inc. (the “Company”) executed a promissory note (the “Promissory Note”) in favor of George Rock Rutherford, the Company’s Secretary and a director, pursuant to which the Company borrowed $100,000 (the “Principal Amount”) from Mr. Rutherford at an interest rate of 4% annum (the “Interest”) due on or before July 1, 2015.

On July 26, 2010, Mr. Rutherford entered into two assignment agreements pursuant to which he assigned his right to be repaid the Principal Amount plus Interest under the Promissory Note equally to two persons in consideration of $50,000 from each such person, and the Company consented to the assignment by Mr. Rutherford of his rights under the Promissory Note.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.1	Promissory Note
10.2	Assignment Agreement
10.3	Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2010		GLOBAL SECURITY AGENCY INC.

	By:	/s/ Larry Lunger
Larry Lunger
Chief Executive Officer